CSFB04-AR06_PTs_3 - Price/Yield - 1A2

Balance	$65,100,000.00	Delay	24	WAC(2)	4.791	WAM(2)	358
Coupon*	4.4163	Dated	6/1/2004	NET(2)	4.4163	WALA(2)	2
Settle	6/30/2004	First Payment	7/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 30, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.118]% RUN TO EARLIEST OF BALLOON IN MONTH 30 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	10 CPR – Call (Y)	15 CPR – Call (Y)	18 CPR – Call (Y)	20 CPR – Call (Y)	25 CPR – Call (Y)	30 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)

99-13+	4.5501	4.5630	4.5714	4.5773	4.5929	4.6099	4.6285	4.6490	4.6716	4.6970
99-17+	4.4877	4.4962	4.5017	4.5055	4.5156	4.5266	4.5383	4.5512	4.5652	4.5808
99-21+	4.4254	4.4296	4.4321	4.4339	4.4386	4.4434	4.4483	4.4535	4.4590	4.4649
99-25+	4.3633	4.3630	4.3627	4.3625	4.3616	4.3604	4.3585	4.3561	4.3531	4.3493
99-29+	4.3012	4.2965	4.2934	4.2911	4.2849	4.2775	4.2689	4.2590	4.2474	4.2339
100-01+	4.2392	4.2302	4.2242	4.2199	4.2082	4.1948	4.1795	4.1620	4.1420	4.1189
100-05+	4.1774	4.1640	4.1551	4.1489	4.1317	4.1123	4.0903	4.0653	4.0369	4.0041
100-09+	4.1157	4.0979	4.0862	4.0779	4.0554	4.0300	4.0013	3.9687	3.9320	3.8897
100-13+	4.0540	4.0319	4.0174	4.0072	3.9792	3.9478	3.9124	3.8724	3.8273	3.7755
100-17+	3.9925	3.9661	3.9487	3.9365	3.9032	3.8658	3.8238	3.7763	3.7229	3.6616
100-21+	3.9311	3.9003	3.8802	3.8660	3.8273	3.7840	3.7353	3.6805	3.6188	3.5479
100-25+	3.8697	3.8347	3.8118	3.7956	3.7516	3.7023	3.6471	3.5848	3.5148	3.4346
100-29+	3.8085	3.7692	3.7434	3.7253	3.6760	3.6208	3.5590	3.4894	3.4112	3.3215
101-01+	3.7474	3.7038	3.6753	3.6551	3.6006	3.5395	3.4711	3.3942	3.3077	3.2087
101-05+	3.6864	3.6385	3.6072	3.5851	3.5253	3.4583	3.3834	3.2991	3.2045	3.0962
101-09+	3.6255	3.5734	3.5393	3.5152	3.4501	3.3773	3.2959	3.2043	3.1016	2.9840
101-13+	3.5647	3.5083	3.4715	3.4455	3.3751	3.2964	3.2085	3.1097	2.9989	2.8720

WAL	2.16	2.01	1.93	1.87	1.74	1.61	1.48	1.36	1.25	1.15
Principal Window	Jul04 – Dec06	Jul04 – Dec06	Jul04 – Dec06	Jul04 – Dec06	Jul04 – Dec06	Jul04 – Dec06	Jul04 – Dec06	Jul04 – Dec06	Jul04 – Dec06	Jul04 – Dec06
Principal # Months	30	30	30	30	30	30	30	30	30	30

LIBOR_6MO	1.7100	1.7100	1.7100	1.7100	1.7100	1.7100	1.7100	1.7100	1.7100	1.7100
LIBOR_1YR	2.2600	2.2600	2.2600	2.2600	2.2600	2.2600	2.2600	2.2600	2.2600	2.2600
CMT_1YR	2.6575	2.6575	2.6575	2.6575	2.6575	2.6575	2.6575	2.6575	2.6575	2.6575

Note: Information is preliminary. Assumes 5.50% subordination. Subordination and Collateral Characteristics subject to change.

June 22, 2004

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Sale - Subject to 5% Variance